Exhibit 99.4

LETTER TO CLIENTS

Offer to Exchange

Each Outstanding Share of Common Stock

(including the Associated Rights to Purchase Preferred Stock)

of

HP Inc.

for

$18.40 in cash and

0.149 Shares of Common Stock of Xerox Holdings Corporation,

subject to the election and proration procedures described in the offer to exchange and the related letter of election and transmittal,

by

XHC Acquisition Corp.,

a wholly owned subsidiary

of

Xerox Holdings Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 21, 2020, UNLESS THE OFFER IS EXTENDED.

March 2, 2020

To Our Clients:

Enclosed for your consideration are an Offer to Exchange and related Letter of Election and Transmittal in connection with the offer by a wholly owned subsidiary of Xerox Holdings Corporation (“Xerox”) to exchange, for each issued and outstanding share of common stock of HP Inc. (“HP”), at the election of the holder:

•	$18.40 in cash and 0.149 shares of common stock of Xerox;

•	the Cash Election Consideration specified on the cover page of the Offer to Exchange; or

•	the Stock Election Consideration specified on the cover page of the Offer to Exchange,

subject in each case to the election and proration procedures described in the Offer to Exchange and the related Letter of Election and Transmittal.

We (or our nominees) are the holder of record of shares of HP common stock held by us for your account. A tender of such shares of HP common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender shares of HP common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of HP common stock held by us for your account.

IF YOU INSTRUCT US TO TENDER SHARES HELD FOR YOUR ACCOUNT AND FAIL TO INSTRUCT US AS TO WHICH ELECTION YOU WANT US TO MAKE WITH RESPECT TO THOSE SHARES, WE WILL MAKE NO ELECTION FOR YOU AND AS A RESULT YOU WILL BE TREATED AS IF YOU MADE THE ELECTION MADE FOR THE GREATEST NUMBER OF SHARES OF HP COMMON STOCK THAT WERE TENDERED IN THE OFFER IN RESPECT OF WHICH AN AFFIRMATIVE ELECTION WAS MADE.

We urge you to read the enclosed Offer to Exchange and Letter of Election and Transmittal regarding the offer carefully before instructing us to tender your shares of HP common stock.

If you wish to have us tender any or all of your shares of HP common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of HP common stock, all such shares of HP common stock owned by you will be tendered (in accordance with the election, if any, that you specify) unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Instructions with Respect to the Offer to Exchange

Each Outstanding Share of Common Stock

Of

HP INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange and the related Letter of Election and Transmittal in connection with the offer by a wholly owned subsidiary of Xerox Holdings Corporation (“Xerox”) to exchange, for each issued and outstanding share of common stock of HP, Inc. (“HP”), at the election of the holder:

•	the Standard Election Consideration specified on the cover page of the Offer to Exchange;

•	the Cash Election Consideration specified on the cover page of the Offer to Exchange; or

•	the Stock Election Consideration specified on the cover page of the Offer to Exchange,

subject in each case to the election and proration procedures described in the Offer to Exchange and the related Letter of Election and Transmittal.

With respect to the offer described in the Offer to Exchange, the undersigned hereby instructs you (check appropriate box):

☐ To tender ALL shares of HP common stock held by you for the account of the undersigned*

☐ To tender SOME shares of HP common stock held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the shares of HP common stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of HP common stock indicated below (or if no number is indicated below, all shares of HP common stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Election and Transmittal. The undersigned acknowledge(s) that any shares of HP common stock tendered, but for which no election is made below, will be treated as if the undersigned made the election made for the greatest number of shares of HP common stock that were tendered in the offer in respect of which an affirmative election was made.

Check ONE box to indicate your election for all shares tendered:

☐	CHECK HERE TO ELECT STANDARD ELECTION FOR ALL SHARES OF HP COMMON STOCK TENDERED

☐	CHECK HERE TO ELECT CASH ELECTION FOR ALL SHARES OF HP COMMON STOCK TENDERED

☐	CHECK HERE TO ELECT STOCK ELECTION FOR ALL SHARES OF HP COMMON STOCK TENDERED

You must make one of the three elections set forth above for all of your shares of HP common stock that are being tendered in the offer. You may not check more than one box above. If you do not check one of the boxes above or if you check more than one box, you will be treated as if you made the election made for the greatest number of shares of HP common stock that were tendered in the offer in respect of which an affirmative election was made.

ALL ELECTIONS ARE SUBJECT TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED IN THE OFFER TO EXCHANGE AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL. ANY SHARES OF HP COMMON STOCK TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE TREATED AS IF THE HOLDER MADE THE ELECTION MADE FOR THE GREATEST NUMBER OF SHARES OF HP COMMON STOCK THAT WERE TENDERED IN THE OFFER IN RESPECT OF WHICH AN AFFIRMATIVE ELECTION WAS MADE.

ACCOUNT NUMBER:

NUMBER OF SHARES OF HP COMMON STOCK BEING TENDERED HEREBY:          SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*

If left blank or if you checked the box to tender all of your shares above, it will be assumed that all shares of HP common stock held by us for your account are to be tendered. If you checked the box to tender all of your shares above, any number entered in this section will be disregarded.

Dated: , 2020

(Signature(s))
Please Print Name(s)

Address(es):

(Zip Code)
Area Code and Telephone No.(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT,

NOT TO THE EXCHANGE AGENT, INFORMATION AGENTS OR XEROX.

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